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                                                                   Exhibit 4.1

                                 CIATTI'S, INC.

                      RIGHTS CERTIFICATE FOR COMMON STOCK
                       Issued to Holders of Common Stock
                       (See Instructions on Reverse Side)

RIGHTS ARE NOT TRANSFERABLE AND WILL BECOME VOID UNLESS THIS SUBSCRIPTION FORM IS PROPERLY COMPLETED AND RECEIVED BY CIATTI'S, INC. NO LATER THAN 5:00 P.M., MINNEAPOLIS TIME, ON __________, 1996.

                       EXPIRATION DATE: October 31, 1996
             SUBSCRIPTION PRICE:   $____ PER SHARE OF COMMON STOCK

CHECK AND COMPLETE EITHER PART 1 OR PART 2
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     PART 1A - TO EXERCISE RIGHTS: The undersigned hereby irrevocably subscribes
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     for the number of shares of Common Stock indicated below upon the terms and conditions specified in the Prospectus, receipt of which is hereby acknowledged.

     Number of shares subscribed for ____, at $._____ per share = $______

     PART 1B - TO EXERCISE OVERSUBSCRIPTION PRIVILEGE: The undersigned hereby
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     irrevocably oversubscribes for ____ shares of Common Stock, upon the terms and conditions provided in the Prospectus (not to exceed one times the number of shares purchasable by exercise of the Securityholder's Rights in
     Part 1A).

     Number of shares oversubscribed for at $._____ per share $______

     Total Amount Enclosed (#1A and 1B): $______

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     PART 2 - TO EXERCISE ROUND LOT RIGHT: The undersigned hereby irrevocably
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     subscribes for 100 shares of Common Stock.

               Amount Enclosed must be:     $_____

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     Personal check, bank draft or money order payable to "Ciatti's, Inc." for the number of shares of Common Stock to be purchased must be enclosed.

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                        READ INSTRUCTIONS BEFORE SIGNING

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Subscriber's Signature              Additional Signature (if jointly held)
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                INSTRUCTIONS FOR EXERCISE OF RIGHTS CERTIFICATE

Exercise of Rights and Oversubscription Privilege
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     1.   Determine the number of Rights you are entitled to purchase by multiplying the share total on the mailing label by two. For example, if your share total is 325 shares, you have Rights to purchase 650 shares.

     2.   Fill out Part 1A listing the number of Rights you wish to exercise.

     3. If you exercise all your Rights, you have an Oversubscription Privilege to purchase additional shares up to one times the number of Rights you exercise, depending upon the availability of shares. If you wish to exercise this Oversubscription Privilege, complete Part 1B.

     4. To determine the total payment to enclose, add the totals in Parts 1A and 1B.

Exercise of Round Lot Right
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     1.   As an alternative to exercising the Rights described above, the
Company is giving each shareholder who currently owns less than 100 shares the right to purchase up to 100 shares at a price of $x.xx per share. To exercise your Round Lot Right, complete Part 2 and send payment in the amount of $_____ (100 shares times $x.xx). If you exercise your Round Lot Right, you cannot also
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exercise your Rights or Oversubscription Privilege.

General
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     1.   All shares will be issued only in the name of the person to whom the
Rights are issued. If you wish the shares to be issued in another name, you must first exercise your Rights by completing this Rights Certificate. After you receive your shares, you may request reissuance of the shares from the Company's Transfer Agent.

     2.   Completed Rights Certificates should be sent to:

                                 Ciatti's, Inc.
                             5555 West 78th Street
                                Edina, MN 55439
                        Attention: Joseph W. Fesenmaier